Exhibit 99.2

Unigene Notes Progress of Tarsa’s Phase III ORACAL Trial of its Oral Calcitonin for the Treatment of Postmenopausal Osteoporosis

Boonton, NJ, July 23, 2010 - (BUSINESS WIRE) -- Unigene Laboratories, Inc. (OTCBB: UGNE, http://www.unigene.com) today noted that Tarsa Therapeutics has completed patient enrollment in the Phase III ORACAL trial of Tarsa’s oral calcitonin product for the treatment of postmenopausal osteoporosis.  Unigene licensed the product to Tarsa and owns 26% of the company.

The ORACAL study is a multinational, randomized, double-blind, placebo-controlled Phase III trial designed to enroll approximately 550 patients.  Tarsa also announced that the independent Data Monitoring Committee (DMC) for the ORACAL trial has completed two separate safety reviews of patient data and recommended that the trial proceed as planned.

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs.  Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies.  Fortical(R), Unigene's nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in 2005.  Unigene has licensed the U.S. rights for Fortical to Upsher-Smith Laboratories.

Further, in addition to its license agreement with Tarsa, Unigene licensed to Novartis worldwide rights to its SecraPep® E. coli peptide manufacturing technology, and licensed to GlaxoSmithKline worldwide rights to its patented EnteriPep® oral delivery technology for parathyroid hormone.

Unigene's patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin and PTH analogs.  Unigene's patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics.  For more information about Unigene, call (973) 265-1100 or visit www.unigene.com.  For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees.  We have based these forward-looking statements on our current expectations and projections about future events.   These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission (“SEC”) filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Contacts:

Unigene Laboratories, Inc.
William Steinhauer, 973-265-1100
VP of Finance
or
GendeLLindheim BioCom Partners
Tarsa Therapeutics
Barbara Lindheim, 212-918-4650
or
Burns McClellan
Justin Jackson (media)
212-213-0006
jjackson@burnsmc.com
or
Michelle Szwarcberg (media)
212-213-0006
mszwarcberg@burnsmc.com